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                                                                    Exhibit 12.1
                                                                            ----
                  First State Bancorporation and Subsidiaries
                   Computation of Earnings To Fixed Charges

                                                           1996            1995           1994           1993           1992
                                                          -------------------------------------------------------------------
Including interest on deposits:
     Earnings:
        Income before taxes and minority interest         $3,177          $2,438         $2,641         $1,795         $1,413
        Loss from credit card processing operation        -                1,208            158          -              -
        Interest expense                                   9,617           7,385          4,666          3,341          3,996
                                                          -------------------------------------------------------------------
                                                          12,794          11,031          7,465          5,136          5,409

     Fixed charges:
        Interest expense                                   9,617           7,385          4,666          3,341          3,996
                                                          -------------------------------------------------------------------
           Earnings to fixed charges                        1.33            1.49           1.60           1.54           1.35
                                                          ===================================================================

Excluding interest on deposits:
     Earnings:
        Income before taxes and minority interest         $3,177         $2,438          $2,641         $1,795         $1,413
        Loss from credit card processing operation         -              1,208             158          -              -
        Interest expense                                   9,617          7,385           4,666          3,341          3,996
        Interest on deposits                              (8,375)        (6,415)         (4,021)        (3,165)        (3,806)
                                                          -------------------------------------------------------------------
                                                           4,419          4,616           3,444          1,971          1,603

     Fixed charges:
        Interest expense                                   9,617          7,385           4,666          3,341          3,996
        Interest on deposits                              (8,375)        (6,415)         (4,021)        (3,165)        (3,806)
                                                          -------------------------------------------------------------------
                                                           1,242            970             645            176            190
                                                          -------------------------------------------------------------------
           Earnings to fixed charges                        3.56           4.76            5.34          11.20           8.44
                                                          ===================================================================